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                                                                    EXHIBIT 10.8

                                 LEASE AGREEMENT

ALLISON, ADCOCK, RANKIN, LLC            LESSOR
P.O. BOX 1735
CONWAY, ARKANSAS 72033
501-336-0050

AND

FIRST STATE BANK                        LESSEE

KNOW ALL MEN BY THESE PRESENTS:

     THAT ALLISON, ADCOCK, RANKIN, LLC, hereinafter referred to as Lessor does hereby lease, let and rent unto FIRST STATE BANK, hereinafter called Lessee, for considerations and terms hereinafter set out, the following described premises located in Conway, Arkansas:

     1. DEMISED PREMISES: approximately 3300 square feet of office space with a three car drive through canopy and one lane drive thru ATM, on the Northwest corner of a strip commercial center currently under construction, located at the Southwest corner of Hogan Road and Tyler Street, Conway, Arkansas. Lessor will construct the interior of the suite per the architectural plans provided by Ken Ingram and attached hereto as exhibit "A" and made a part hereof as if set forth herein word for word.

     The Lessee shall be responsible for all costs associated with the purchase and installation of the Diebold Equipment, and all banking equipment, including computer networking, video equipment and mechanical related thereto.

     2. LEASE TERM: This Lease shall be effective for a primary term of ten (10) years, beginning upon completion of the building, and ending ten (10) years thereafter. The exact beginning and ending dates will be addressed in an addendum hereto upon completion of the build out.

     3. RENT: The lessee shall pay to Lessor a monthly rental of $5,425.00 to be paid by the first of each month. A late fee of 5% shall be assessed for any payment that is not received by the 10th of each month. No deposit shall be required, however, upon execution of this Lease Agreement, the lessee shall pay $11,410.00 which shall be applied to the first and last month's rent of the initial lease term.

          It is further agreed that a rent escalation shall be in effect during the term of the lease as follows:

          1. Beginning with year four (4) the rent shall increase to $5,70000 per month.

          2. Beginning with year seven (7) the rent shall increase to $5,985.00 per month.

     4. EXTENSIONS: The Lessee shall have the right to extend this lease for two
(2) additional terms of


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five (5) years each from the expiration of the primary term hereof. Should the
Lessee choose to exercise this option, the monthly rental will increase 5% to $6,285.00 for the first term, and 5% to $6,600.00 for the second term. The Lessee shall give the Lessor sixty (60) days notice prior to exercising its option.

     5. BUILDING USE: It is understood and agreed that the premises shall not be used for any other purpose than for a banking office with drive thru without the written consent of the Lessor. Lessee may assign this lease to other persons only with the written approval of the Lessor. Said approval may not be unreasonably withheld.

     6. TAXES, INSURANCE AND HOLD HARMLESS AGREEMENT: The Lessor will pay all real estate taxes on said property during the term of this lease, and will, at its election, keep said improvements insured against such hazards and for such amounts as it sees fit, at its own expense.

     It is understood and agreed that lessee shall carry public liability insurance with minimum limits of $1,000,000.00 covering the premises and the use and occupancy of the same, including any adjoining sidewalk, with first party named as additional insured, and shall furnish a copy of said policy to Allison, Adcock, Rankin, LLC. Lessee shall also be responsible for insuring its personal property within the building. The Lessor shall not be responsible for damage of any kind to Lessee's personal property or bodily injury.

     Lessee assumes all risk of and liability for damages to persons or property arising during the terms of the lease, in connection with the Premises, or use thereof, and shall indemnify and hold harmless Lessor and the property of Lessor, including the leased Premises, from any and all claims, liability, loss, damage, or expenses resulting from any use or any other occupation and use of the Premises by Lessee, including, but not limited to, any of such arising by reason of the injury to or death of any person or persons or by reason of damage to any property caused by the condition of the leased Premises, the condition of any improvements or personal property in, on or about the leased Premises, or the acts or omissions of the Lessee of any person in, on or about the areas with the express or implied consent of the Lessee. Such obligation of the Lessee to indemnify and hold harmless the Lessor and the property of the Lessor shall include, but not be limited to, any claim, liability, loss, damage or expense arising by reason of the injury to or death of any agent, officer or employee of the Lessee, any independent contractor hired by the Lessee to perform work or render services in, on, or about the Premises, or any agent, officer or employee of any such independent contractor, and any other person from any cause whatsoever, while in, on or about the Premises, streets, alleys, sidewalks or public ways adjacent thereto during the term. Insurance to be provided by the respective indemnitor as herein provided must contain a clause or endorsement specifically


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affording covering against liability contractually assumed by the Lessee. The indemnity herein contained is intended to be a complete indemnity against any and all expenses, damages or loss of any kind to the Lessor, including without limitation, attorney's fees, court costs and similar expenses incurred in defending against any claim even if groundless.

     7. MAINTENANCE AND REPAIR: Lessor will maintain and keep in good repair, the roof and outside of said building, including parking areas and all landscaped areas, along with the maintenance of the HVAC unit.

     Lessee will maintain and keep in good repair, the inside of said building, including inside lighting and plumbing, frames and moldings, glass doors, door openers, fixtures, equipment and appurtenances thereof in good condition and repair. All utilities shall be the responsibility of the Lessee. In addition to maintaining the interior of the lease space, the lessee shall further insure that the sidewalk in front of its lease space is kept in a clean, orderly, and safe manner during the term of the lease and extensions thereof. Lessee shall also insure that all waste and trash is disposed of in a healthy and clean manner without disturbing the other tenants surrounding the premises.

     8. UTILITIES AND SERVICES: Lessee shall be responsible for the following:

          A.   monthly utility costs

          B.   janitorial services

          C.   nest control

          D. pick-up and disposal of trash and garbage around exterior of building caused by Lessee or its customers

     9. DEFAULT: Any violation of the terms herein will be considered a default hereunder. Should the Lessee default hereunder, the Lessor, in addition to any and all rights provided under the laws of the State of Arkansas or equity, shall have the right to re-enter and take possession of the premises, remove all persons and property therefrom, and sell such property as necessary to satisfy any deficiency hi payments by lessee as required hereunder without notice. Further, all future rents shall be accelerated, due and payable.

     10. SIGNAGE: Any signage shall be approved by the Lessor. Maintenance of said signage shall be the responsibility of the Lessee.

     11. MISCELLANEOUS PROVISIONS:

          a. INVALIDITY: If any term or provision of this Lease or the application to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected.

          b. SUCCESSORS, ETC: The terms, conditions and covenants of this Lease shall be binding upon and shall insure to the benefit of each of the parties, their heirs, personal representatives, successors or assigns, and shall run with the land; and where more than one party shall be


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               lessors under this Lease, the word "Lessor" whenever used in this
               Lease shall be deemed to include all Lessors jointly and severally.

          c. WRITING: No waivers, alterations or modifications of this Lease or any agreements in connection with this Lease shall be valid unless in writing duly executed by both Lessor and Lessee.

          d. NOTICE: For purposes of contacting either party, the addresses shall be used:

Lessor:

     Allison, Adcock, Rankin, LLC
     Attn: Jim Rankin, Jr.
     P.O. Box 1735
     Conway, Arkansas 72033
     Phone: 501-336-0050
     Fax: 501-329-4962
     Email: jrankinjr@conwaycorp.net

Lessee:

     First State Bank
     Attn: Randy Sims
     620 Chestnut St.
     Conway, Arkansas
     Phone: 501-328-4663

     LESSOR AND LESSEE, by their execution below, indicate their consent to the terms of this lease on this The __________ day of April, 2003.

LESSOR
ALLISON, ADCOCK, RANKIN, LLC


BY: /s/ Jim Rankin, Jr.
    ---------------------------------
    Jim Rankin, Jr., Member


LESSEE
FIRST STATE BANK


BY: /s/ Randy Sims
    ---------------------------------
    Randy Sims, President
    EIN:
         ----------------------------


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